                                                                 EXECUTION COPY

                                                                 EXHIBIT 99.A4.2
                                                                 ---------------

                              SUBLICENSE AGREEMENT
                              --------------------
                (DIAMONDS to Trustee on behalf of DIAMONDS Trust)

         This Sublicense Agreement is entered into as of this 1st day of
November, 2005 (this "Sublicense Agreement"), by and among STATE STREET BANK AND
TRUST COMPANY, a Massachusetts bank and trust company, in its capacity as trustee ("Sublicensee") of the DIAMONDS Trust, Series 1, a unit investment trust registered under the Investment Company Act of 1940 and organized under the laws of the State of New York (the "DIAMONDS Trust"), STATE STREET GLOBAL MARKETS,
LLC, a Delaware limited liability company ("Licensee") and DOW JONES & COMPANY,
INC. ("Dow Jones").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, pursuant to that certain License Agreement dated as of June 5,
1997 (the "Original License Agreement"), as amended, and as further amended and restated by the Licensee and Dow Jones on the date hereof (the "Restated License
Agreement"), Dow Jones has granted Licensee a license to (i) use the Dow Jones
Industrial Average as set forth on Schedule A of the Restated License Agreement
(the "Index") solely in connection with the issuance of the Product described in
Appendix A attached hereto and incorporated herein traded on or through one or more Approved Exchange(s) (as defined in the Restated License Agreement) in the
United States and (ii) to use and refer to the Dow Jones Marks (as defined in the Restated License Agreement) in connection with the marketing and promotion of the Product;

         WHEREAS, in connection with the use of the Index in accordance with the
Restated License Agreement and the issuance of the Product by the DIAMONDS Trust and for purposes ancillary thereto Sublicensee wishes to use and refer to the
Index and Dow Jones Marks; and

         WHEREAS, all capitalized and undefined terms used herein have the meanings assigned to them in the Restated License Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, pursuant to Section 1(i) of the
Restated License Agreement, the parties hereto agree as follows:

         1. Subject to the terms and conditions of the Restated License
Agreement, Licensee hereby grants to Sublicensee for the benefit of the DIAMONDS
Trust a non-exclusive and non-transferable sublicense (which shall not be further sublicensable by Sublicensee) to use the Index and Dow Jones Marks for
the term of the Restated License Agreement solely in connection with the issuance by the DIAMONDS Trust of the Product described in Appendix A and for purposes ancillary thereto. Such sublicense will be royalty-free with respect to the parties hereto.

         2. This Sublicense Agreement shall terminate upon (a) a material breach by Sublicensee of this Sublicense Agreement which remains uncured after fifteen days from the date on which Sublicensee receives written notice of breach from
Licensee, (b) the expiration or termination of the DIAMONDS Trust or (c)
termination or expiration of the Restated License Agreement.

         3. Licensee acknowledges and agrees that its obligations under the
License Agreement to Dow Jones remain as principal and shall be unaffected by any defense or claim that Dow Jones or Licensee may have against Sublicensee under this Sublicense Agreement.

         4. Sublicensee acknowledges that it has received and read a copy of the
Restated License Agreement.

         5. This Sublicense Agreement shall be construed in accordance with the laws of New York State without giving effect to the principles of conflicts of laws. It is the intent of the parties that the substantive law of the State of
New York govern this Agreement and not the law of any other jurisdiction incorporated through choice of law or conflicts of law principles. Each party agrees that any legal action, proceeding, controversy or claim between the parties arising out of or relating to this Agreement may be brought and prosecuted only in the United State District Court for the Southern

                                     - 2 -

District of New York or in the Supreme Court of the State of New York in and for
the First Judicial Department, and by execution of this Agreement each party hereto submits to the exclusive jurisdiction of such court and waives any objection it might have based on improper venue or inconvenient forum. Each party hereto waives any right it may have to a jury trial in connection with any legal action, proceeding, controversy or claim between the parties arising out of or relating to the Agreement.

                            [SIGNATURE PAGE FOLLOWS]

                                     - 3 -

         IN WITNESS WHEREOF, the parties hereto have executed this Sublicense
Agreement as of the date first set forth above.

                      STATE STREET BANK AND TRUST COMPANY, AS TRUSTEE OF THE
                      DIAMONDS TRUST, SERIES 1

                      By: /s/ Gary L. French
                         --------------------------------------
                      Name: Gary L. French
                         --------------------------------------
                      Its: Senior Vice President
                         --------------------------------------

                      STATE STREET GLOBAL MARKETS, LLC

                      By: /s/ Vincent Manzi
                         --------------------------------------
                      Name: Vincent Manzi
                         --------------------------------------
                      Its: Vice President
                         --------------------------------------

                      DOW JONES & COMPANY, INC.

                      By: /s/ Michael A. Petronella
                         --------------------------------------
                      Name: Michael J. Petronella
                         --------------------------------------
                      Its: President, Dow Jones Indexes/Ventures
                         --------------------------------------

                [Signature page to DIAMONDS Sublicense Agreement]

                       APPENDIX A TO SUBLICENSE AGREEMENT
                       ----------------------------------

                              PRODUCTS DESCRIPTION
                              --------------------

DIAMONDS TRUST, SERIES 1 that is an Exchange-Traded Fund (organized as a UIT)
registered under the Investment Company Act of 1940 which seeks to replicate the performance of the Dow Jones Industrial Average.